Exhibit 99.1

Ciena Reports Unaudited Fiscal Second Quarter 2010 Results

Includes partial quarter of results from acquired Nortel MEN business

LINTHICUM, Md.--(BUSINESS WIRE)--June 9, 2010--Ciena® Corporation (NASDAQ: CIEN), the network specialist, today announced unaudited results for its fiscal second quarter ended April 30, 2010.

Revenue for the fiscal second quarter 2010 totaled $253.5 million. Fiscal second quarter results include $53.5 million in revenue from the acquired assets of Nortel*’s Metro Ethernet Networks business (the “MEN business”), reflecting approximately six weeks of operations since the March 19, 2010 acquisition date. In accordance with acquisition accounting rules, Ciena did not recognize certain deferred revenue of the MEN business that would otherwise have been recognized by Nortel had the acquisition not occurred. Revenue from Ciena’s pre-acquisition portfolio was $200.0 million, representing a 14% sequential improvement compared to fiscal first quarter revenue of $175.9 million, and a 39% improvement compared to the same period a year ago when Ciena reported revenue of $144.2 million.

“We’re very pleased with our progress to date in combining the two companies, and continue to be encouraged by positive market reaction to the acquisition and growing levels of customer engagement across the globe,” said Gary Smith, Ciena’s CEO and president. “As a result, we continue to be on track to deliver on the target operating model milestones that we previously communicated.”

On the basis of generally accepted accounting principles (GAAP), Ciena’s net loss for the fiscal second quarter 2010 was $(90.0) million, or $(0.97) per common share, which compares to a GAAP net loss of $(503.2) million, or $(5.53) per common share, for the second fiscal quarter of 2009, which included a non-cash charge of $455.7 million for impairment of goodwill. The fiscal second quarter 2010 included $39.2 million in acquisition and integration-related expenses associated with Ciena’s acquisition of the MEN business.

Ciena’s adjusted (non-GAAP) net loss for the fiscal second quarter 2010 was $(11.7) million, or $(0.13) per common share, which compares to an adjusted (non-GAAP) net loss of $(22.5) million, or $(0.25) per common share for the fiscal second quarter 2009. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is provided in the table in Appendix A.

Second Quarter 2010 Performance Summary

  $253.5 million in revenue, reflecting approximately $53.5 million from the acquired MEN business.
  Non-U.S. customers contributed 29% of total revenue.
  Two customers each accounted for greater than 10% of revenue, and 42% of total sales in the aggregate.
  GAAP gross margin of 41%.
  Adjusted (non-GAAP) gross margin of 49%, which excludes share-based compensation costs, amortization of intangible assets, charges for product rationalization, and fair value adjustment of acquired inventory.
  GAAP net loss of $(90.0) million or $(0.97) per common share.
  Adjusted (non-GAAP) net loss of $(11.7) million or $(0.13) per common share.
  Ended the quarter with cash, cash equivalents and short-term investments of $614 million, using $78 million in cash for operations during the quarter, which includes the effect of $38 million of cash spent on acquisition and integration-related costs and a $36 million increase in working capital.
  Incurred $39.2 million in acquisition and integration-related expense, and $1.9 million in restructuring costs.
  Completed a private offering of 4.0% Convertible Senior Notes due March 15, 2015, in aggregate principal amount of $375.0 million.

Business Outlook

“We are encouraged by recent signs of recovery in customer spending, although Europe remains a challenge due to volatile macroeconomic conditions,” stated Smith. “While we still have work to do in delivering the full value of the combined company, we believe we are strategically well-positioned, with strong customer relationships and a portfolio of leading solutions that are tightly aligned with the market trend toward high-capacity, scalable next-generation networks.”

Smith continued, “We anticipate that our fiscal third quarter revenue will be in the range of $375 million to $400 million, and we expect that as-adjusted gross margin will be consistent with our near-term expectation of low 40s.”

Ciena’s fiscal third quarter 2010 financial results will represent the first full quarter to include the operations of the MEN business.

Live Web Broadcast of Unaudited Fiscal Second Quarter 2010 Results

Ciena will host a discussion of its unaudited fiscal second quarter 2010 results with investors and financial analysts today, Wednesday, June 9, 2010 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena’s homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena’s website at: http://www.ciena.com/investors.

Note to Investors

Forward-looking statements. This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Ciena as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q, which Ciena filed with the Securities and Exchange Commission on March 5, 2009. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: “[we] continue to be encouraged by the positive market reaction to the acquisition and growing level of customer engagement across the globe”; “we continue to be on track to deliver on the target operating model milestones that we previously communicated”; “we are encouraged by recent signs of recovery in customer spending”; “we still have work to do in delivering the full value of the combined company”; “we believe we are strategically well-positioned, with strong customer relationships and a portfolio of leading solutions that are tightly aligned with the market trend toward high-capacity, scalable next-generation networks”; “we anticipate that our fiscal third quarter revenue will be in the range of $375 million to $400 million”; “we expect that as-adjusted gross margin will be consistent with our near-term expectation of low 40s.” Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena’s gross profit, operating expenses, income from operations, net income and net income per share. In evaluating the operating performance of Ciena’s business, management excludes certain charges and credits that are required by GAAP. These items, share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena’s control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena’s GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena’s non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena’s results of operations in conjunction with our corresponding GAAP results. For a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release, see Appendix A.

About Ciena

Ciena specializes in practical network transition. We offer leading network infrastructure solutions, intelligent software and a comprehensive services practice to help our customers use their networks to fundamentally change the way they compete. With a growing global presence, Ciena leverages its heritage of practical innovation to deliver maximum performance and economic value in communications networks worldwide. We routinely post recent news, financial results and other important announcements and information about Ciena on our website. For more information, visit www.ciena.com.

*'Nortel' is a trademark of Nortel Networks, used under license by Ciena.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended April 30,
	2009	2010
Revenue:
Products	$118,849	$206,420
Services	25,352	47,051
Total revenue	144,201	253,471

Cost of goods sold:
Products	65,419	118,221
Services	18,062	30,308
Total cost of goods sold	83,481	148,529
Gross profit	60,720	104,942
Operating expenses:
Research and development	49,482	71,142
Selling and marketing	33,295	45,328
General and administrative	12,615	21,503
Acquisition and integration costs	-	39,221
Amortization of intangible assets	6,224	17,121
Restructuring costs	6,399	1,849
Goodwill impairment	455,673	-
Total operating expenses	563,688	196,164
Loss from operations	(502,968)	(91,222)
Interest and other income (loss), net	3,508	3,748
Interest expense	(1,852)	(4,113)
Loss on cost method investments	(2,570)	-
Loss before income taxes	(503,882)	(91,587)
Benefit for income taxes	(672)	(1,578)
Net loss	$(503,210)	$(90,009)
Basic net loss per common share	$(5.53)	$(0.97)
Diluted net loss per potential common share	$(5.53)	$(0.97)
Weighted average basic common shares outstanding	90,932	92,614
Weighted average dilutive potential common shares outstanding	90,932	92,614

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

ASSETS
	October 31,	April 30,
Current assets:	2009	2010
Cash and cash equivalents	$485,705	$584,229
Short-term investments	563,183	29,537
Accounts receivable, net	118,251	178,959
Inventories	88,086	233,405
Prepaid expenses and other	50,537	95,246
Total current assets	1,305,762	1,121,376
Long-term investments	8,031	-
Equipment, furniture and fixtures, net	61,868	110,885
Goodwill	-	39,991
Other intangible assets, net	60,820	517,185
Other long-term assets	67,902	117,524
Total assets	$1,504,383	$1,906,961

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$53,104	$105,138
Accrued liabilities	103,349	185,808
Restructuring liabilities	1,811	3,270
Income tax payable	-	1,306
Deferred revenue	40,565	56,713
Total current liabilities	198,829	352,235
Long-term deferred revenue	35,368	34,978
Long-term restructuring liabilities	7,794	6,537
Other long-term obligations	8,554	9,413
Convertible notes payable	798,000	1,174,665
Total liabilities	1,048,545	1,577,828
Commitments and contingencies
Stockholders' equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	-	-
Common stock – par value $0.01; 290,000,000 shares authorized; 92,038,360 and 93,079,180 shares issued and outstanding	920	931
Additional paid-in capital	5,665,028	5,682,647
Accumulated other comprehensive income	1,223	230
Accumulated deficit	(5,211,333)	(5,354,675)
Total stockholders' equity	455,838	329,133
Total liabilities and stockholders' equity	$1,504,383	$1,906,961

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended April 30,
	2009	2010
Cash flows from operating activities:
Net loss	$(528,041)	$(143,342)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of (discount) premium on marketable securities	(904)	575
Loss on cost method investments	3,135	-
Gain on embedded redemption feature	-	(6,640)
Depreciation of equipment, furniture and fixtures, and amortization of leasehold improvements	10,830	13,543
Impairment of goodwill	455,673	-
Share-based compensation costs	17,591	16,799
Amortization of intangible assets	15,930	33,618
Provision for inventory excess and obsolescence	8,809	7,100
Provision for warranty	9,235	8,847
Other	1,171	1,037
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	21,728	(53,255)
Inventories	(6,626)	(38,250)
Prepaid expenses and other	6,253	4,944
Accounts payable, accruals and other obligations	(16,371)	83,525
Income taxes payable	-	1,306
Deferred revenue	3,572	(3,043)
Net cash provided by (used in) operating activities	1,985	(73,236)
Cash flows from investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(12,632)	(18,275)
Restricted cash	(109)	(9,046)
Purchase of available for sale securities	(719,165)	(63,591)
Proceeds from maturities of available for sale securities	239,072	424,841
Proceeds from sales of available for sale securities	523,137	179,380
Acquisition of business	-	(711,932)
Net cash provided by (used in) investing activities	30,303	(198,623)
Cash flows from financing activities:
Proceeds from issuance of 4.0% convertible notes payable, net	-	369,660
Proceeds from issuance of common stock and warrants	539	831
Net cash provided by financing activities	539	370,491
Effect of exchange rate changes on cash and cash equivalents	(15)	(108)
Net increase in cash and cash equivalents	32,827	98,632
Cash and cash equivalents at beginning of period	550,669	485,705
Cash and cash equivalents at end of period	$583,481	$584,229

Supplemental disclosure of cash flow information
Cash paid (refunded) during the period for:
Interest	$2,560	$2,560
Income taxes, net	$(281)	$1,294
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$605	$649
Accrual of debt issuance costs	$-	$5,021

APPENDIX A – Reconciliation of Adjusted (Non-GAAP) Quarterly Measurements

	Quarter Ended April 30,
	2009	2010

Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$60,720	$104,942
Share-based compensation-product	445	548
Share-based compensation-services	425	453
Amortization of intangible assets	684	2,356
Fair value adjustment of acquired inventory	-	9,653
Product rationalization charges	-	6,572
Total adjustments related to gross profit	1,554	19,582
Adjusted (non-GAAP) gross profit	$62,274	$124,524
Adjusted (non-GAAP) gross profit percentage	43%	49%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$563,688	$196,164
Stock compensation research and development	2,817	2,259
Stock compensation sales and marketing	2,685	2,665
Stock compensation general and administrative	2,773	2,300
Amortization of intangible assets	6,224	17,121
Acquisition and integration related costs	-	39,221
Restructuring costs	6,399	1,849
Goodwill impairment	455,673	-
Total adjustments related to operating expense	476,571	65,415
Adjusted (non-GAAP) operating expense	$87,117	$130,749

Loss from Operations Reconciliation (GAAP/non-GAAP)
GAAP loss from operations	$(502,968)	$(91,222)
Total adjustments related to gross profit	1,554	19,582
Total adjustments related to operating expense	476,571	65,415
Adjusted (non-GAAP) loss from operations	$(24,843)	$(6,225)
Adjusted (non-GAAP) operating margin percentage	-17%	-2%

Net Loss Reconciliation (GAAP/non-GAAP)
GAAP net loss	$(503,210)	$(90,009)
Total adjustments related to gross profit	1,554	19,582
Total adjustments related to operating expense	476,571	65,415
Loss on cost method investments	2,570	-
Gain on fair value of embedded derivative	-	(6,640)
Adjusted (non-GAAP) net loss	$(22,515)	$(11,652)

Weighted average basic common shares outstanding	90,932	92,614
Weighted average basic common and dilutive potential common shares outstanding	90,932	92,614

Net Loss per Common Share
GAAP diluted net loss per common share	$(5.53)	$(0.97)
Adjusted (non-GAAP) diluted net loss per common share	$(0.25)	$(0.13)

The adjusted (non-GAAP) measures above and their reconciliation to Ciena’s GAAP results for the periods presented reflect adjustments relating to the following items:

  Fair value adjustment of acquired inventory – an infrequent charge required by acquisition accounting rules resulting from the required revaluation of finished goods inventory acquired from the MEN business to estimated fair value. This revaluation resulted in a net increase in inventory carrying value and a $9.7 million increase in cost of goods sold during the second quarter of fiscal 2010.
  Product rationalization charges – infrequent costs relating to excess and obsolete inventory charges and purchase commitment losses associated with product rationalization decisions made by Ciena as to the combined portfolio of products to be offered following the completion of the MEN business acquisition.
  Share-based compensation cost – a non-cash expense incurred in accordance with share-based compensation accounting guidance.
  Amortization of intangible assets – a non-cash expense arising from acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life. The amount of amortization cost will increased significantly as a result of the MEN business acquisition
  Acquisition and integration-related costs – reflects transaction expense, and consulting and third party service fees associated with the acquisition of the MEN business and the integration of this business into Ciena’s operations. Ciena expects to incur acquisition and integration-related costs of approximately $180 million, with the majority of these costs to be incurred in fiscal year 2010. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.
  Restructuring costs – infrequent costs incurred as a result of restructuring activities (or in the case of recoveries, previous restructuring activities) taken to align resources with perceived market opportunities that Ciena believes are not reflective of its ongoing operating costs.
  Goodwill impairment – a non-cash charge reflecting the impairment during the second quarter of fiscal 2009 of the then remaining goodwill on Ciena’s balance sheet. Ciena conducted an interim impairment assessment of goodwill at that time based on a combination of factors, including unfavorable macroeconomic conditions and the sustained decline in Ciena’s common stock price and market capitalization below its net book value.
  Loss on cost method investment – a non-cash loss related to changes in the value of Ciena’s equity investments in technology companies that Ciena does not believe is reflective of its ongoing operating costs.
  Gain on fair value of embedded derivative – a non-cash gain reflective of a mark to market fair value adjustment of an embedded derivative related to the redemption feature of Ciena’s 4% senior convertible note.

CONTACT:
Ciena Corporation
Press:
Nicole Anderson, 410-694-5786
pr@ciena.com
or
Investors:
Lisa Jackson, 888-243-6223
ir@ciena.com